Exhibit 99.2

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of August 29, 2016 by and among Trust A created under Roy E. Farmer Trust, a California trust, dated October 11, 1957, Survivor's Trust created under the Roy F. and Emily Marjorie Farmer Revocable Living Trust, a California trust, dated December 14, 1990, Marital Trust created under the Roy F. and Emily Marjorie Farmer Revocable Living Trust, a California trust, dated December 14, 1990, Carol Lynn Farmer Waite, Richard Francis Farmer, Ph.D., Jeanne Ann Farmer Grossman, Emily Marjorie Farmer, (each, a “Party” and collectively, the “Existing Members”) and the parties signed hereto (the “New Members”).

WHEREAS, the Existing Members are parties to that certain Joint Filing Agreement, dated as of January 26, 2006 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) for the purpose of, among other things and in accordance with Rule 13d-1(k)(1) promulgated under the Exchange Act, making a joint filing of a statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock of Farmer Bros. Co., a Delaware corporation (the “Company”), and expressly authorizing each Party to file any and all amendments to such statement on Schedule 13D; and

WHEREAS, the New Members desire to join the group formed by the Existing Members.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.         Effective immediately, each of the New Members is joined as a party to the Agreement.

2.         Each of the New Members agrees to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.         Each of the New Members agrees that so long as the Agreement is in effect, each of the New Members shall provide written notice to Olshan Frome Wolosky LLP of (i) any of their purchases or sales of securities of the Company; or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership.  Notice shall be given no later than twenty-four (24) hours after each such transaction.

4.         This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

TRUST A CREATED UNDER THE ROY E. FARMER TRUST
By: Carol Lynn Farmer Waite,
       as Co-Beneficiary

SURVIVOR'S TRUST CREATED UNDER THE ROY F. AND
EMILY MARJORIE FARMER REVOCABLE LIVING TRUST
By: Carol Lynn Farmer Waite,
       Co-Trustee and Attorney-in Fact for Jeanne Ann Farmer Grossman (Co-Trustee)

MARITAL TRUST CREATED UNDER THE ROY F. AND
EMILY MARJORIE FARMER REVOCABLE LIVING TRUST
By: Carol Lynn Farmer Waite
       Co-Trustee and Attorney-in Fact for Jeanne Ann Farmer Grossman (Co-Trustee)

By:	/s/ Carol Lynn Farmer Waite
	Name:	Carol Lynn Farmer Waite
	Title:	Authorized Signatory

/s/ Carol Lynn Farmer Waite
CAROL LYNN FARMER WAITE
Individually and as attorney-in-fact for Richard Francis Farmer, Ph.D., Jeanne Ann Farmer Grossman, and Emily Marjorie Farmer

1964 Jeanne Ann Farmer Grossman Trust	1964 Carol Lynn Farmer Waite Trust

1964 Richard Francis Farmer Trust	1964 Roy Edward Farmer Trust

1969 Carol Lynn Farmer Waite Trust	1969 Jeanne Ann Farmer Grossman Trust

1969 Roy Edward Farmer Trust	1969 Roy F Farmer Trust

1969 Emily Marjorie Farmer Trust	1969 Richard Francis Farmer Trust

1972 Carol Lynn Farmer Waite Trust	1972 Jeanne Anne Farmer Grossman Trust

1972 Roy Edward Farmer Trust	1972 Roy F Farmer Trust

1972 Emily Marjorie Farmer Trust	1972 Richard Francis Farmer Trust

1987 Roy F Farmer Trust I	1987 Roy F Farmer Trust II

1987 Roy F Farmer Trust III	1987 Roy F Farmer Trust IV

1988 Roy F Farmer Trust I

Farmer Insurance Trust	1984 Jonathan Michael Waite Trust

By:	/s/ Carol Lynn Farmer Waite
	Name:	Carol Lynn Farmer Waite
	Title:	Co-Trustee